UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2026
Summit Midstream Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42201	99-3056990
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrants’ telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 31, 2026, Summit Midstream Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Tall Oak Midstream Holdings, LLC, a Delaware limited liability company (the “Tall Oak Midstream Holdings”), and solely for purposes of modifying certain existing registration rights as detailed in the Purchase Agreement, Connect Midstream, LLC, a Delaware limited liability company (“Connect Midstream”), pursuant to which the Company agreed to issue and sell to Tall Oak Midstream Holdings (or its designated members) 1,351,351 shares (the “Shares”) of common stock of the Company (“Common Stock”) in exchange for $42,000,000 in cash. The Purchase Agreement contained customary representations, warranties, covenants, conditions to closing, and termination provisions.
The closing of the transactions (the “Closing”) contemplated by the Purchase Agreement (the “Transactions”) occurred on March 31, 2026.
A total of 1,351,351 shares of Common Stock were issued at the Closing pursuant to the Purchase Agreement. The Shares were issued at a price of $31.08 per share, which represents the “Minimum Price” in accordance with New York Stock Exchange regulations. The Shares are subject to a 6-month lock up period and other terms and conditions. The Purchase Agreement and the Transactions were unanimously approved by the Audit Committee of the Board of Directors of the Company, which is comprised solely of independent and disinterested directors.
The Purchase Agreement amends and modifies the Investor and Registration Rights Agreement, dated December 2, 2024 (the “IRRA”), by and among the Company, Tall Oak Midstream Holdings, Connect Midstream and Tall Oak Midstream Investments, LLC, a Delaware limited liability company, such that the Shares issued to Tall Oak Midstream Holdings (or its designated members) constitute “Registerable Securities” under the IRRA, and, pursuant to the terms of the Purchase Agreement and the IRRA, the Company will use commercially reasonable efforts to prepare and file a Registration Statement (as defined in the IRRA) with the SEC (or amend by post-effective amendment a previously filed Registration Statement, covering the resale of all of the Shares for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), within 90 days of the Closing.
Tall Oak Midstream Holdings and Connect Midstream are affiliates of Tailwater Capital LLC (“Tailwater”). As of the date of the Purchase Agreement and prior to the Closing, affiliates of Tailwater beneficially owned approximately 35% of the outstanding voting power of the Company. Four of the directors on the Board of Directors of the Company are affiliates of Tailwater. Following the transactions, Tailwater and its affiliated entities beneficially own approximately 39% of Summit's outstanding equity.
The foregoing descriptions of the Purchase Agreement and the IRRA do not purport to be complete and are subject to, and qualified in their entirety, as applicable, by, (i) the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and (ii) the full text of the IRRA, which is incorporated in this Current Report on Form 8-K by reference to Exhibit 10.2 filed with the Company’s Current Report on Form 8-K filed with the SEC on December 3, 2024.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated into this Item 3.02 by reference. The Shares were issued in reliance on the exemption from registration requirements under the Securities Act, pursuant to Section 4(a)(2) thereof.
Item 7.01. Regulation FD Disclosure.
On March 31, 2026, the Company issued a press release announcing the signing of the Purchase Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, by and among Summit Midstream Corporation, Summit Midstream Partners, LP, Tall Oak Midstream Holdings, LLC and Connect Midstream, LLC, dated as of March 31, 2026.
10.2
Investor and Registration Rights Agreement, by and between Summit Midstream Corporation and Tall Oak Midstream Holdings, LLC, dated as of December 2, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 3, 2024).

99.1	Press Release, dated March 31, 2026.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Corporation
(Registrant)

Dated:	April 2, 2026	/s/ James Johnston
James Johnston, Executive Vice President, General Counsel and Chief Compliance Officer
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